EXHIBIT 10.8
CONFIRMATION

Date:	September 23, 2009

To:	PHH Corporation (“Counterparty”)

Facsimile:	(856) 917-4278

Attention:	Treasurer

From:	Wachovia Bank, National Association (“Dealer”)

Facsimile:	(212) 622-8534

Transaction Reference Number:
          The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Convertible Bond Hedging Transactions between Wachovia Bank, National Association, represented by Wells Fargo Securities, LLC as its agent, and PHH Corporation dated as of September 23, 2009 (as amended from time to time, the “Master Confirmation”).
          1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
          2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.
          3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	September 23, 2009

Effective Date:	The closing date for the initial issuance of the Convertible Notes

Premium:	USD 12,802,768.00

Premium Payment Date:	The Effective Date

Convertible Notes:	4.00% Convertible Senior Notes due 2014, offered pursuant to a Preliminary Offering Memorandum dated as of September 23, 2009 and issued pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes.

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

Applicable Percentage:	22%

Number of Shares:	The product of the Number of Units, the Unit Entitlement and the Applicable Percentage.

Expiration Date:	September 1, 2014

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the Conversion Rate (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Indenture:	Indenture to be dated as of September 29, 2009 by and between Counterparty and The Bank of New York Mellon, as trustee, pursuant to which the Convertible Notes are to be issued. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Net Share Provision:	Section 5.04(a)(ii) and Section 5.04(b) (without duplication) of the Indenture.

Excluded Provisions:	Sections 5.02, 5.06(g) and 5.17 of the Indenture.

Dilution Provisions:	Sections 5.06(a), (b), (c), (d), (e) and (l) of the Indenture

Merger Provision:	Section 5.12 of the Indenture

Tender Offer Provision:	Section 5.06(e) of the Indenture.

Make-Whole Provisions:	Section 5.02 of the Indenture.

Fundamental Change Provisions:	Section 4.01 of the Indenture.

Early Unwind Date:	September 29, 2009, or such later date as agreed by the parties hereto.

          3. Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy by facsimile to 212-214-5913 (Attention: Equity Division Documentation Unit, by telephone contact 212-214-6100).

Yours sincerely,

WELLS FARGO SECURITIES, LLC, acting solely in its capacity as Agent of Wachovia Bank, National Association
By:	/s/ Mary Louise Guttmann
Authorized Signatory
	Name:	Mary Louise Guttmann Senior Vice President Assistant General Counsel

WACHOVIA BANK NATIONAL ASSOCIATION, by Wells Fargo Securities, LLC, acting solely in its capacity as Agent
By:	/s/ Mary Louise Guttmann
Authorized Signatory
	Name:	Mary Louise Guttmann Senior Vice President Assistant General Counsel

Confirmed as of the date first above written:

PHH CORPORATION

By:	/s/ Sandra E. Bell
	Name:	Sandra E. Bell
	Title:	EVP & CFO